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EXHIBIT 21.1

Subsidiaries of Registrant

Prospect Medical Systems, Inc., a Delaware corporation
Prospect Hospital Advisory Services, Inc., a Delaware corporation
ProMed Health Services Company, a California corporation
ProMed Health Care Administrators, a California corporation
Alta Hospitals System, LLC, a California limited liability company
Alta Los Angeles Hospitals, Inc., a California corporation
Alta Hollywood Hospitals, Inc., a California corporation
Brotman Medical Center, Inc., a California corporation
Prospect Medical Group, Inc., a California corporation
Prospect Health Source Medical Group, Inc., a California professional medical corporation
Prospect Professional Care Medical Group, Inc., a California professional medical corporation
Prospect NWOC Medical Group, Inc., a California professional medical corporation
Genesis Healthcare of Southern California, Inc., a Medical Group, a California professional medical corporation
StarCare Medical Group, Inc., a California professional medical corporation
Pomona Valley Medical Group, Inc., a California professional medical corporation
Upland Medical Group, a Professional Medical Corporation, a California professional medical corporation
Nuestra Familia Medical Group, Inc., a California professional medical corporation
APAC Medical Group, Inc., a California professional medical corporation
Santa Ana/Tustin Physicians Group, Inc., a California professional medical corporation
AMVI/Prospect Health Network, a joint venture partnership
Prospect Physician Associates, Inc., a California corporation
Pinnacle Health Resources, a California corporation
Prospect Advantage Network, Inc., a California corporation

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  EXHIBIT 21.1